UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2006

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2006, the Board of Directors of the registrant approved the grant under the registrant’s Incentive Compensation Plan to Thomas E. Skains, the registrant’s Chairman, President and Chief Executive Officer, of 65,000 restricted shares of the registrant’s Common Stock with a value at grant of approximately $1,650,000, based on the average closing price of the registrant’s stock during the period July 1-30, 2006. The restricted shares shall vest and be payable to Mr. Skains on the following schedule: an initial 20% on September 1, 2009, an additional 30% on September 1, 2010, and the remaining 50% on September 1, 2011, provided that each tranche shall vest and be payable only if Mr. Skains is an employee of the registrant on the vesting date for such tranche. During the vesting period, any dividends paid on these shares will be accrued and converted into additional shares (at the registrant’s closing stock price on the date of dividend payment), and these additional shares will vest according to the aforementioned vesting schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

September 6, 2006	By:	/s/ Jane R. Lewis-Raymond

Name: Jane R. Lewis-Raymond
Title: Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer